Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151104 on Form S-8 of our report dated June 30, 2014, relating to the financial statements and financial statement schedule of the Westar Energy, Inc. Employees’ 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of the Westar Energy, Inc. Employees’ 401(k) Savings Plan for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
June 30, 2014